Exhibit 99.2

Script for September Sales Comments -- Thursday, October 7th, 2004
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The following are comments expanding on same-store sales results for Payless
ShoeSource, Inc. during the September reporting period for fiscal year 2004, the five weeks ended October 2nd, 2004.

Payless ShoeSource reported that corporate same-store sales decreased 6.5 percent during September 2004 versus the same five weeks of September 2003. September same-store sales decreased 5.6% excluding the approximately 440 North American Payless ShoeSource and Parade stores that the company previously announced it will exit as part of its strategic initiatives. The company will begin to liquidate the inventory in most of these stores in October, at which time they will be eliminated from the same-store sales calculations.

Total company sales in September 2004 were $250.2 million dollars, versus total sales of $269.5 million in September 2003.

Our strongest categories included athletics, which were strong across all categories, accessories, and children's shoes. Weaker categories included boots and women's and men's dress and casual shoes.

By region, our business was strongest in the West, followed by the Northeast, Northcentral, and the South.

We are not satisfied with our September sales results. To improve the near-term execution of our core business strategy-- to be the Merchandise Authority in value-priced footwear and accessories through merchandise that is Right, Distinctive and Targeted for our customers-- we are adjusting certain key tactics, including:

      o refocusing and intensifying our messaging, increasing the frequency of communication with customers through print and broadcast media;

      o simplifying our process for the planning and execution of merchandise assortments;

      o and adjusting our store-level execution to achieve better balance between the tasks necessary to run a best-of-kind retail store and customer service through use of our Key Service Behaviors.

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Payless ShoeSource is committed to serving the interests of our shareowners by building long-term shareowner value. We have made difficult decisions and are taking action to position ourselves for improved performance in 2005 and beyond. Because of the negative sales results in the past three months, it is unlikely that the company will achieve its objective of 30% gross margin for fiscal 2004, however gross margins for the second half and full year 2004 should exceed 2003 levels. We also intend to successfully complete all of our strategic initiatives by fiscal year-end 2004, and to end the year with our inventory assortment appropriately positioned for Spring 2005.

In August the company announced a series of strategic initiatives as part of a plan designed to sharpen the company's focus on its core business strategy, reduce expenses, accelerate decision-making, increase profitability, improve operating margin, and build value for shareowners over the long-term. The initiatives include exiting Parade, Peru and Chile; the closing of approximately 260 additional Payless ShoeSource stores; the reduction of wholesale businesses that provide no significant growth opportunity; and a reduction of the company's expense structure.

During September, the company eliminated approximately 200 management and administrative positions, and closed 29 of the 260 Payless ShoeSource stores.

In early October, the company began to liquidate the inventory in approximately 190 Payless ShoeSource stores, and will soon commence inventory liquidation in all Parade stores. These stores will be excluded from same-store sales calculations beginning in October. Revenues from the stores will be included in the company's total sales until the stores close.

At the end of September, we were operating 5,048 total stores, including 148 stores in the Central American region, 62 stores in South America and 299 stores in Canada.

This recording contains forward-looking statements relating to anticipated financial performance. A variety of known and unknown risks and uncertainties and other factors could cause actual results to differ materially from the anticipated results or expectations. Please refer to the company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, and the Form 10-Q for the quarter ending July 31, 2004, for more information on risk factors that could cause actual results to differ. The company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Thank you for your interest in Payless.

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